                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                  FORM 8-K/A

                                 AMENDMENT NO. 1

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


    Date of Report (Date of earliest event reported):  October 30, 1998


 NATIONAL HOUSING PARTNERSHIP REALTY FUND TWO (a Maryland Limited Partnership
 ----------------------------------------------------------------------------
           (Exact name of registrant as specified in its charter)

        Maryland                       0 14458                 52-1365317
        --------                       -------                 ----------
 (State or other jurisdiction   (Commission File Number)   (I.R.S. Employer
    of incorporation or                                   Identification No.)
      organization)

                9200 Keystone Crossing
                Suite 500
                Indianapolis, Indiana                             46240-7602
                ---------------------                             ----------
                (Address of principal executive offices)          (Zip Code)

        Registrant's telephone, including area code:  (317) 817-7500


                               Not Applicable
                               --------------
        (Former Name or Former Address, if changed since last report)

Item 4.   Changes in Registrant's Certifying Accountant

     (a)  Previous independent accountants.

          (i) On or about October 28, 1998, National Housing Partnership Realty Fund Two (the "Registrant") dismissed Deloitte & Touche LLP as the Registrant's independent accountants and engaged Ernst & Young LLP as its independent accountants.

          (ii) Deloitte & Touche LLP's reports on the financial statements of the Registrant for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

          (iii) The decision to change independent accountants from Deloitte & Touche LLP to Ernst & Young LLP was recommended by the general partner of the Registrant.

          (iv)  During the Registrant's fiscal years ending December
31, 1996 and December 31, 1997 and the subsequent interim period preceding the dismissal, there were no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Deloitte & Touche LLP, would have caused Deloitte & Touche LLP to make reference to the subject matter of the disagreement(s) in connection with their report.

          (v) During the periods listed in item (iv) above, there have been no "reportable events" (as defined in paragraph (a)(1)(v) of Item 304 of Regulation S-K).

          (vi) The Registrant has provided Deloitte & Touche LLP with a copy of the original Form 8-K and requested that Deloitte & Touche LLP furnish it with a letter addressed to the Securities and Exchange Commission (the "Commission") stating whether it agrees with the statements made by the Registrant in response to this Item 4. A copy of the Deloitte & Touche LLP letter addressed to the Commission is filed as Exhibit 16.1 to this Form 8-K/A.

     (b)  New independent accountants.

          (i) On or about the date of dismissal of Deloitte & Touche LLP, the Registrant engaged Ernst & Young LLP as independent accountants for the fiscal year ending December 31, 1998.

          (ii) Prior to the appointment of Ernst & Young LLP, the
Registrant did not engage or consult with Ernst & Young LLP regarding any of the matters described in Item 304(a)(2) of Regulation S-K.

Item 7.   Financial Statements, Pro Forma Financial Information and
          Exhibits


          (c)  Exhibits


        16.1 Letter of Deloitte & Touche LLP dated November 10, 1998 regarding change in certifying accountant.



                                SIGNATURE


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                            NATIONAL HOUSING PARTNERSHIP
                            REALTY FUND TWO (a Maryland Limited Partnership)



                            By:  The National Housing Partnership,
                                 its general partner


                            By:  National Corporation for Housing
                                 Partnerships, its general partner

Date: November 12, 1998          By:  /s/  Troy D. Butts
                                    -------------------------------------
                                    Troy D. Butts
                                    Senior Vice President and
                                    Chief Financial Officer



                        EXHIBIT INDEX TO FORM 8-K/A


     Exhibit
     Number                        Description

     16.1                Letter of Deloitte & Touche LLP dated
                         November 10, 1998 regarding change in
                         certifying accountant.

                                                                    EXHIBIT 16.1



November 10, 1998


Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, DC  20549

Dear Sirs/Madams:

We have read and agree with the comments in Items 4(a)(i), 4(a)(ii), 4(a)(iv), 4(a)(v) and 4(a)(vi) of Form 8-K of the entities listed below dated October 30, 1998. We have no basis for agreement or disagreement with the comments in Items 4(a)(iii), 4(b)(i) and 4(b)(ii).

National Housing Partnership Realty Fund Two     (Commission File No. 0-14458)
National Housing Partnership Realty Fund III     (Commission File No. 0-14457)
National Housing Partnership Realty Fund IV      (Commission File No. 0-15731)



Yours truly,



Deloitte & Touche LLP